EX-28.d.1.a

Exhibit A

Investment Advisory Agreement

Between Nationwide Variable Insurance Trust and

Nationwide Fund Advisors

Effective May 1, 2007;

Amended                     , 2011†

Funds of the Trust	Advisory Fees
NVIT Nationwide Fund

0.60% on assets up to $250 million

0.575% on assets of $250 million or more but less than $1 billion

0.55% on assets of $1 billion or more but less than $2 billion

0.525% on assets of $2 billion or more but less than $5 billion

0.50% for assets of $5 billion or more

NVIT Growth Fund

0.60% on assets up to $250 million

0.575% on assets of $250 million and more but less than $1 billion

0.55% on assets of $1 billion and more but less than $2 billion

0.525% on assets of $2 billion and more but less than $5 billion

0.50% for assets of $5 billion and more

NVIT Government Bond Fund

0.50% on assets up to $250 million

0.475% on assets of $250 million and more but less than $1 billion

0.45% on assets of $1 billion and more but less than $2 billion

0.425% on assets of $2 billion and more but less than $5 billion

0.40% for assets of $5 billion and more

NVIT Money Market Fund	0.40% on assets up to $1 billion 0.38% on assets of $1 billion and more but less than $2 billion 0.36% on assets of $2 billion and more but less than $5 billion 0.34% for assets of $5 billion and more

NVIT S&P 500 Index Fund	0.13% on assets up to $1.5 billion 0.12% on assets of $1.5 billion and more but less than $3 billion 0.11% on assets of $3 billion and more

Funds of the Trust	Advisory Fees
Van Kampen NVIT Comstock Value Fund

0.80% on assets up to $50 million

0.65% for assets of $50 million and more but less than $250 million

0.60% on assets of $250 million and more but less than $500 million

0.55% for assets of $500 million and more

Gartmore NVIT Worldwide Leaders Fund	0.80% on assets up to $50 million 0.75% for assets of $50 million and more

Federated NVIT High Income Bond Fund

0.80% on assets up to $50 million

0.65% for assets of $50 million and more but less than $250 million

0.60% on assets of $250 million and more but less than $500 million

0.55% for assets of $500 million and more

NVIT Multi Sector Bond Fund	0.75% on assets up to $200 million 0.70% for assets of $200 million and more

NVIT Mid Cap Index Fund	0.22% on assets up to $1.5 billion 0.21% on assets of $1.5 billion and more but less than $3 billion 0.20% on assets of $3 billion and more

NVIT Multi-Manager Small Cap Growth Fund	0.95% of the Fund’s average daily net assets

NVIT Multi-Manager Small Cap Value Fund	0.90% on assets up to $200 million 0.85% for assets of $200 million and more

NVIT Multi-Manager Small Company Fund	0.93% of the Fund’s average daily net assets

Funds of the Trust	Advisory Fees
NVIT Investor Destinations Aggressive Fund	0.13% of the Fund’s average daily net assets

NVIT Investor Destinations Moderately Aggressive Fund	0.13% of the Fund’s average daily net assets

NVIT Investor Destinations Capital Appreciation Fund	0.13% of the Fund’s average daily net assets

NVIT Investor Destinations Moderate Fund	0.13% of the Fund’s average daily net assets

NVIT Investor Destinations Balanced Fund	0.13% of the Fund’s average daily net assets

NVIT Investor Destinations Moderately Conservative Fund	0.13% of the Fund’s average daily net assets

NVIT Investor Destinations Conservative Fund	0.13% of the Fund’s average daily net assets

NVIT Multi-Manager International Value Fund	0.75% on assets up to $500 million 0.70% on assets of $500 million or more but less than $2 billion 0.65% on assets of $2 billion and more

NVIT Small Cap Index Fund	0.20% on assets up to $1.5 billion 0.19% on assets of $1.5 billion and more but less than $3 billion 0.18% on assets of $3 billion and more

NVIT International Index Fund	0.27% on assets up to $1.5 billion 0.26% on assets of $1.5 billion and more but less than $3 billion 0.25% on assets of $3 billion and more

NVIT Bond Index Fund	0.22% on assets up to $1.5 billion 0.21% on assets of $1.5 billion and more but less than $3 billion 0.20% on assets of $3 billion and more

NVIT Emerging Markets Fund	0.95% on assets up to $500 million 0.90% on assets of $500 million and more but less than $2 billion 0.85% for assets of $2 billion and more

Gartmore NVIT International Equity Fund	0.80% on assets up to $500 million 0.75% on assets of $500 million and more but less than $2 billion 0.70% for assets of $2 billion and more

NVIT Developing Markets Fund	0.95% on assets up to $500 million 0.90% on assets of $500 million and more but less than $2 billion 0.85% for assets of $2 billion and more

NVIT Enhanced Income Fund

0.35% on assets up to $500 million

0.34% on assets of $500 million and more but less than $1 billion

0.325% for assets of $1 billion and more but less than $3 billion

0.30% on assets of $3 billion and more but less than $5 billion

0.285% on assets of $5 billion and more but less than $10 billion

0.275% on assets of $10 billion and more

NVIT Multi-Manager Large Cap Growth Fund	0.65% on assets up to $1 billion 0.60% on assets of $1 billion and more

NVIT Multi-Manager Mid Cap Growth Fund	0.75% on assets up to $1 billion 0.70% on assets of $1 billion and more

NVIT Multi-Manager International Growth Fund	0.85% on assets up to $1 billion 0.80% on assets of $1 billion and more

NVIT Core Bond Fund	0.40% on assets up to $1 billion 0.38% on assets of $1 billion and more

NVIT Core Plus Bond Fund	0.45% of the Fund’s average daily net assets

Neuberger Berman NVIT Socially Responsible Fund	0.65% on assets up to $1 billion 0.60% on assets of $1 billion and more

Neuberger Berman NVIT Multi Cap Opportunities Fund	0.60% on assets up to $1 billion 0.55% on assets of $1 billion and more

NVIT Real Estate Fund	0.70% of the Fund’s average daily net assets

NVIT Cardinal Conservative Fund	0.20% of the Fund’s average daily net assets

NVIT Cardinal Moderately Conservative Fund	0.20% of the Fund’s average daily net assets

NVIT Cardinal Balanced Fund	0.20% of the Fund’s average daily net assets

NVIT Cardinal Moderate Fund	0.20% of the Fund’s average daily net assets

NVIT Cardinal Capital Appreciation Fund	0.20% of the Fund’s average daily net assets

NVIT Cardinal Moderately Aggressive Fund	0.20% of the Fund’s average daily net assets

NVIT Cardinal Aggressive Fund	0.20% of the Fund’s average daily net assets

NVIT Multi-Manager Mid Cap Value Fund	0.75% on assets up to $1 billion 0.73% on assets of $1 billion and more

NVIT Short Term Bond Fund	0.35% of the Fund’s average daily net assets

NVIT Multi-Manager Large Cap Value Fund	0.65% on assets up to $1 billion 0.60% on assets of $1 billion and more

Templeton NVIT International Value Fund	0.75% on assets up to $1 billion 0.70% on assets of $1 billion and more

AllianceBernstein NVIT Global Fixed Income Fund	0.55% of the Fund’s average daily net assets

Oppenheimer NVIT Large Cap Growth Fund	0.50% of the Fund’s average daily net assets

American Century NVIT Multi Cap Value Fund	0.57% of the Fund’s average daily net assets

NVIT Income Bond Fund	0.49% of the Fund’s average daily net assets

†	As approved at the Board Meeting held on December 14, 2010